N E W S R E L E A S E

Investors:	Brett Manderfeld	John Penshorn	Media:	Don Nathan	Tyler Mason
	Vice President	Senior Vice President		Senior Vice President	Vice President
	952-936-7216	952-936-7214		952-936-1885	424-333-6122

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS THIRD QUARTER RESULTS

•	Third Quarter Revenues of $32.8 Billion Grew 7% Year-Over-Year

•	Optum Revenues of $12 Billion Grew 21% and Operating Earnings Grew 27% Year-Over-Year

•	UnitedHealthcare Operating Earnings of $2 Billion Grew 5% Year-Over-Year

•	Cash Flows from Operations of $3.2 Billion were Double the Level of Net Income in the Quarter

•	Third Quarter Net Earnings Grew 7% Year-Over-Year to $1.63 Per Share

NEW YORK, N.Y. (October 16, 2014) – UnitedHealth Group (NYSE: UNH) today reported third quarter results that included year-over-year growth in revenues, revenue backlog, earnings from operations, and net earnings per share.

“Our continued focus on fundamental execution in service to our customers is strengthening performance and momentum across our enterprise, and we are committed to accelerating that effort,” said Stephen J. Hemsley, president and chief executive officer of UnitedHealth Group.

Reflecting the strong third quarter results, UnitedHealth Group expects 2014 revenues of approximately $130 billion and net earnings in a range of $5.60 to $5.65 per share, up from the previous estimate of $5.50 to $5.60 per share.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2014	2013	2014
Revenues	$32.8 billion	$30.6 billion	$32.6 billion
Earnings From Operations	$2.9 billion	$2.6 billion	$2.6 billion
Net Margin	4.9%	5.1%	4.3%

•	UnitedHealth Group’s consolidated third quarter 2014 revenues of $32.8 billion grew 7 percent year-over-year.

•
Third quarter earnings from operations were $2.9 billion and net earnings were $1.6 billion or $1.63 per share, growing 7 percent over $1.53 per share in third quarter 2013. The effects of the Affordable Care Act (ACA), principally ACA insurance taxes and ACA Medicare rate cuts, reduced the third quarter 2014 after tax margin of 4.9 percent by 80 basis points.

•
Third quarter 2014 cash flows from operations of $3.2 billion were double the level of third quarter net income and decreased $196 million from third quarter 2013 due to the remittance of $1.3 billion in ACA taxes to the U.S. Treasury in third quarter 2014. The Company projects full year 2014 cash flows from operations in the area of $8.0 billion.

•
The consolidated medical care ratio decreased 90 basis points year-over-year to 79.7 percent in third quarter 2014 due to the premium impact of ACA fees. Medical reserves developed favorably by $270 million, including $120 million related to 2013 medical costs, compared to $290 million in third quarter 2013, which included $180 million related to the previous year’s costs. Medical utilization remained restrained, reflecting the Company’s on-going medical management and consumer and physician engagement efforts.

•
The third quarter 2014 operating cost ratio of 16.6 percent increased 70 basis points year-over-year, driven by 120 basis points of increase from ACA reinsurance fees and nondeductible health insurance taxes and 15 basis points from business mix, which more than offset 65 basis points of continuing productivity and operating performance gains.

•	The third quarter 2014 income tax rate of 41.8 percent increased 580 basis points year-over-year, primarily due to ACA taxes.

UnitedHealth Group - Continued

•
Third quarter 2014 days sales outstanding of 11 days increased 2 days year-over-year due to growth in federal and state government program receivables. Days claims payable were stable year-over-year at 49 days.

•	The Company’s balance sheet remained strong, with cash available for corporate use of $1 billion and the debt to total capital ratio at 35 percent at September 30, 2014.

•
Through September 30, 2014, dividend distributions to shareholders grew 29 percent year-over-year to $1.0 billion. Year-to-date more than 38 million shares have been repurchased for $3 billion, at an average price of $79 per share.

UnitedHealthcare provides health care benefits, serving individuals and employers ranging from sole proprietorships to large, multi-site and national and international organizations; delivers health and well-being benefits to Medicare beneficiaries and retirees; manages health care benefit programs on behalf of state Medicaid and community programs and serves the nation’s active and retired military and their families through the TRICARE program.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2014	2013	2014
Revenues	$30.0 billion	$28.4 billion	$30.1 billion
Earnings From Operations	$2.0 billion	$2.0 billion	$1.8 billion
Operating Margin	6.8%	6.9%	6.1%

•
UnitedHealthcare’s third quarter 2014 revenues of $30 billion grew $1.7 billion or 6 percent year-over-year, due to strong growth in people served in the public and senior sector and commercial price increases reflecting underlying medical cost trends and ACA reform impacts, partially offset by a decrease in people served in commercial benefits.

•
Earnings from operations for UnitedHealthcare for third quarter 2014 of $2 billion grew $88 million or 5 percent year-over-year. The 10 basis point year-over-year decrease in operating margin to 6.8 percent reflected 70 basis points of margin expansion driven by improved operating performance, offset by 80 basis points of pressure from ACA Medicare rate cuts, reinsurance fees and nondeductible health insurance taxes.

UnitedHealthcare - Continued

UnitedHealthcare Employer & Individual

•
UnitedHealthcare Employer & Individual third quarter 2014 revenues of $10.6 billion decreased $620 million year-over-year, due to the decrease in people served with risk-based products. In the third quarter, commercial risk-based products contracted by 65,000 and employer-sponsored fee-based business decreased by 30,000 people.

•	UnitedHealthcare’s third quarter 2014 commercial medical care ratio of 79.1 percent decreased 220 basis points year-over-year, due to the premium impact of ACA fees for fully insured customers.
UnitedHealthcare Medicare & Retirement

•	Third quarter 2014 UnitedHealthcare Medicare & Retirement revenues of $11.5 billion grew $435 million or 4 percent year-over-year.

•	In Medicare Advantage, UnitedHealthcare grew year-over-year to serve 25,000 more seniors.

•	Medicare Supplement products continue to grow, serving 300,000 more people year-over-year, including 50,000 more people in the third quarter.

•	UnitedHealthcare’s stand-alone Medicare Part D drug plans delivered strong year-over-year growth of 260,000 people, including 5,000 more people in the third quarter.
UnitedHealthcare Community & State

•
Third quarter 2014 UnitedHealthcare Community & State revenues of $6.1 billion grew $1.55 billion or 34 percent year-over-year, due to strong growth in people served through state sponsored benefit programs and an increasing mix of people enrolling in higher acuity services, such as state long-term care programs.

•	UnitedHealthcare grew its Medicaid services by 24 percent or 965,000 more people in the past year, including 250,000 people in the third quarter and 885,000 year-to-date.
UnitedHealthcare International

•
UnitedHealthcare International third quarter 2014 revenues of $1.8 billion grew $290 million or 19 percent year-over-year, as increased revenue yields and hospital services revenue growth more than offset the reduction in membership.

Optum is a health services business serving the broad health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using advanced data analytics and technology, Optum helps improve overall health system performance: optimizing care quality, reducing costs and improving the consumer experience and care provider performance.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2014	2013	2014
Revenues	$12.0 billion	$9.9 billion	$11.7 billion
Earnings From Operations	$865 million	$681 million	$728 million
Operating Margin	7.2%	6.9%	6.2%

•
Optum revenues for third quarter 2014 grew 21 percent or $2.1 billion year-over-year to $12 billion, and Optum’s third quarter 2014 earnings from operations grew 27 percent or $184 million year-over-year to $865 million.

•	OptumHealth revenues of $2.8 billion grew 14 percent year-over-year, led by expansion and growth in integrated care delivery services.

•
OptumInsight revenues grew to $1.25 billion in third quarter 2014, advancing 4 percent year-over-year. Revenue backlog grew to $7.7 billion at September 30, 2014, with external business up approximately 21 percent year-over-year, driven by strength in Optum360 revenue management and growth in payer services, partially offset by a reduction in compliance services.

•
OptumRx revenues grew 27 percent year-over-year to $8 billion, as third quarter script volumes increased 17 percent year-over-year to 142 million adjusted scripts and stronger volumes in specialty pharmaceuticals increased total revenues.

•
Optum’s third quarter operating margin expanded 30 basis points year-over-year to 7.2 percent. Each business segment improved its operating margin year-over-year in the quarter, led by OptumRx’s advance to 4.1 percent from improved operating performance.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health and well-being company dedicated to helping people live healthier lives and making health care work better. With headquarters in Minnetonka, Minn., UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. Through its businesses, UnitedHealth Group serves more than 85 million people worldwide. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). The webcast replay of the call will be available on the same site through October 30, 2014, following the live call. The conference call replay can also be accessed by dialing 1-800-723-0389. This earnings release and the Form 8-K dated October 16, 2014 may also be accessed from the Investors page of the Company’s website.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this press release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.
Some factors that could cause results to differ materially from results discussed or implied in the forward-looking statements include: our ability to effectively estimate, price for and manage our medical costs, including the impact of any new coverage requirements; the potential impact that new laws or regulations, or changes in existing laws or regulations, or their enforcement or application could have on our results of operations, financial position and cash flows, including as a result of increases in medical, administrative, technology or other costs or decreases in enrollment resulting from U.S., Brazilian and other jurisdictions' regulations affecting the health care industry; the impact of any potential assessments for insolvent payers under state guaranty fund laws; the impact of the Patient Protection and Affordable Care Act, which could materially and adversely affect our results of operations, financial position and cash flows through reduced revenues, increased costs, new taxes and expanded liability, or require changes to the ways in which we conduct business or put us at risk for loss of business; potential reductions in revenue or delays to cash flows received under Medicare, Medicaid and TRICARE programs, including sequestration and potential effects of a prolonged U.S. government shutdown or debt ceiling constraints; uncertainties regarding changes in Medicare, including potential changes in risk adjustment data validation audit and payment adjustment methodology; failure to comply with privacy and data security regulations; regulatory and other risks and uncertainties associated with the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; the impact of challenges to our public sector contract awards; our ability to execute contracts on competitive terms with physicians, hospitals and other service professionals; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of acquisitions and other strategic transactions, including the Amil acquisition; the impact of fluctuations in foreign currency exchange rates on our reported shareholders' equity and results of operations; potential downgrades in our credit ratings; our ability to attract, retain and provide support to a network of independent producers (i.e., brokers and agents) and consultants; the potential impact of adverse economic conditions on our revenues (including decreases in enrollment resulting from increases in the unemployment rate and commercial attrition) and results of operations; the performance of our investment portfolio; possible impairment of the value of our goodwill and intangible assets in connection with dispositions or if estimated future results do not adequately support goodwill and intangible assets recorded for our existing businesses or the businesses that we acquire; increases in health care costs resulting from large-scale medical emergencies; failure to maintain effective and efficient information systems or if our technology products otherwise do not operate as intended; misappropriation of our proprietary technology; failure to protect against cyber-attacks or other privacy or data security incidents; our ability to obtain sufficient funds from our regulated subsidiaries or the debt or capital markets to fund our obligations, to maintain our debt to total capital ratio at targeted levels, to maintain our quarterly dividend payment cycle or to continue repurchasing shares of our common stock; and failure to achieve targeted operating cost productivity improvements, including savings resulting from technology enhancement and administrative modernization.
This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our periodic and current filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this press release or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Three and Nine Months Ended September 30, 2014

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information

•	UnitedHealthcare Customer Profile

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Premiums	$28,972	$27,356	$85,927	$81,850
Services	2,535	2,280	7,386	6,636
Products	1,080	825	3,115	2,325
Investment and other income	172	163	613	561
Total revenues	32,759	30,624	97,041	91,372
Operating Costs
Medical costs	23,092	22,044	69,823	66,786
Operating costs	5,436	4,869	15,836	14,308
Cost of products sold	955	731	2,776	2,082
Depreciation and amortization	373	349	1,097	1,025
Total operating costs	29,856	27,993	89,532	84,201
Earnings from Operations	2,903	2,631	7,509	7,171
Interest expense	(152)	(178)	(467)	(532)
Earnings Before Income Taxes	2,751	2,453	7,042	6,639
Provision for income taxes	(1,149)	(883)	(2,933)	(2,393)
Net Earnings	1,602	1,570	4,109	4,246
Earnings attributable to noncontrolling interests	—	—	—	(48)
Net earnings attributable to UnitedHealth Group common shareholders	$1,602	$1,570	$4,109	$4,198
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$1.63	$1.53	$4.15	$4.09
Diluted weighted-average common shares outstanding	982	1,024	990	1,026

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	September 30,	December 31,
	2014	2013
Assets
Cash and short-term investments	$9,212	$9,213
Accounts receivable, net	3,826	3,052
Other current assets	9,925	8,115
Total current assets	22,963	20,380
Long-term investments	19,346	19,605
Other long-term assets	43,117	41,897
Total assets	$85,426	$81,882
Liabilities and Shareholders' Equity
Medical costs payable	$12,328	$11,575
Commercial paper and current maturities of long-term debt	2,925	1,969
Other current liabilities	15,877	14,337
Total current liabilities	31,130	27,881
Long-term debt, less current maturities	14,592	14,891
Other long-term liabilities	5,714	5,786
Redeemable noncontrolling interests	1,386	1,175
Shareholders' equity	32,604	32,149
Total liabilities and shareholders' equity	$85,426	$81,882

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating Activities
Net earnings	$4,109	$4,246
Noncash items:
Depreciation and amortization	1,097	1,025
Deferred income taxes and other	(360)	(25)
Share-based compensation	269	255
Net changes in operating assets and liabilities	507	422
Cash flows from operating activities	5,622	5,923
Investing Activities
Sales and maturities of investments, net of (purchases)	253	(1,148)
Purchases of property, equipment and capitalized software, net	(1,121)	(840)
Cash paid for acquisitions, net	(851)	(330)
Other, net	(139)	45
Cash flows used for investing activities	(1,858)	(2,273)
Financing Activities
Acquisition of noncontrolling interest shares	—	(1,474)
Common stock repurchases	(3,024)	(2,348)
Dividends paid	(1,004)	(777)
Net change in commercial paper and long-term debt	542	146
Other, net	(324)	770
Cash flows used for financing activities	(3,810)	(3,683)
Effect of exchange rate changes on cash and cash equivalents	3	(87)
Decrease in cash and cash equivalents	(43)	(120)
Cash and cash equivalents, beginning of period	7,276	8,406
Cash and cash equivalents, end of period	$7,233	$8,286

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
UnitedHealthcare	$30,039	$28,384	$89,364	$84,939
Optum	11,986	9,873	34,870	27,680
Eliminations	(9,266)	(7,633)	(27,193)	(21,247)
Total consolidated revenues	$32,759	$30,624	$97,041	$91,372
Earnings from Operations
UnitedHealthcare	$2,038	$1,950	$5,266	$5,357
Optum (a)	865	681	2,243	1,814
Total consolidated earnings from operations	$2,903	$2,631	$7,509	$7,171
Operating Margin
UnitedHealthcare	6.8%	6.9%	5.9%	6.3%
Optum	7.2%	6.9%	6.4%	6.6%
Consolidated operating margin	8.9%	8.6%	7.7%	7.8%

Revenues
UnitedHealthcare Employer & Individual	$10,610	$11,230	$32,296	$33,424
UnitedHealthcare Medicare & Retirement	11,477	11,042	34,764	33,275
UnitedHealthcare Community & State	6,131	4,581	17,069	13,501
UnitedHealthcare International	1,821	1,531	5,235	4,739

OptumHealth	2,849	2,494	8,015	7,347
OptumInsight	1,250	1,202	3,740	3,536
OptumRx	8,011	6,295	23,469	17,138
Optum eliminations	(124)	(118)	(354)	(341)

(a)
Earnings from operations for Optum for the three and nine months ended September 30, 2014 included $314 and $749 for OptumHealth; $225 and $635 for OptumInsight; and $326 and $859 for OptumRx, respectively. Earnings from operations for Optum for the three and nine months ended September 30, 2013 included $271 and $707 for OptumHealth; $212 and $650 for OptumInsight; and $198 and $457 for OptumRx, respectively.

UNITEDHEALTH GROUP
UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
Commercial risk-based	7,545	7,610	8,185	8,130
Commercial fee-based	18,300	18,330	19,055	19,060
Commercial fee-based TRICARE	2,910	2,910	2,920	2,930
Total Commercial	28,755	28,850	30,160	30,120
Medicare Advantage	2,995	2,985	2,990	2,970
Medicaid	4,920	4,670	4,035	3,955
Medicare Supplement (Standardized)	3,715	3,665	3,455	3,415
Total Public and Senior	11,630	11,320	10,480	10,340
International	4,550	4,765	4,805	4,815
Total UnitedHealthcare - Medical	44,935	44,935	45,445	45,275
Supplemental Data
Medicare Part D stand-alone	5,155	5,150	4,950	4,895

Note:
UnitedHealth Group served 88.5 million individuals across all businesses at September 30, 2014, 88.1 million at June 30, 2014, 88.2 million at December 31, 2013, and 89.7 million at September 30, 2013.